Contact:	Carl D. Mautz
Chief Financial Officer
Watson Wyatt
(703) 258-7556

WATSON WYATT WORLDWIDE REPORTS STRONG THIRD QUARTER
ON BETTER THAN EXPECTED REVENUES

Raises fiscal 2006 guidance

ARLINGTON, VA, May 9, 2006 — Watson Wyatt Worldwide, Inc. (NYSE: WW), a leading international human capital and financial management consulting firm, today announced financial results for the third quarter of fiscal 2006, which ended March 31, 2006.

Revenues were $343.1 million for the quarter, an increase from $187.6 million for the third quarter of fiscal 2005. Income from continuing operations for the third quarter of fiscal 2006 was $29.3 million, or $0.69 per diluted share, an increase from $14.3 million or $0.44 per diluted share in the prior-year third quarter. All business segments performed well this quarter, and the increase in revenue and earnings was mainly driven by the acquisition of the European-based consulting operations from Watson Wyatt LLP effective July 31, 2005.

“We had outstanding results this quarter, with solid growth across all segments,” said John Haley, president and chief executive officer. “Our revenues exceeded guidance primarily due to better than expected growth in our European benefits business, as well as in Insurance and Financial Services and Investment Consulting. While some of our growth was driven by regulatory change, the market is clearly embracing our messages and services. We are intensely focused on our target market, and our people are doing a superb job serving our clients.”

“Given our better than expected performance this quarter, we are increasing our revenue and EPS guidance for fiscal 2006,” Haley said. “We continue to see significant demand for our services as companies consider various alternatives for the best way to handle employee benefit and retirement programs.”

Pro forma Results

Effective July 31, 2005, the Company acquired the European-based consulting operations of Watson Wyatt LLP, its long-time strategic alliance partner. To provide comparability with previous quarters, the Company provides pro forma results. The prior-year pro forma results have been prepared assuming that the Company’s acquisition of the European consulting business of Watson Wyatt LLP had occurred on July 1, 2004. The Company’s management uses these pro forma results internally to focus on period-to-period changes in the Company’s business and believes this information is helpful to investors.  The pro forma numbers could also assist shareholders in assessing the impact of the acquisition of the European business by providing comparable prior-year information as a basis for comparison.

Revenues for the third quarter of fiscal 2006 were $343.1 million, an increase of 12% from pro forma revenues of $306.7 million.  Earnings per diluted share of $0.69 for the third quarter are nearly double the $0.35 pro forma earnings per diluted share in the prior-year third quarter. Exchange rates had an unfavorable impact on pro forma revenues of approximately 2 percentage points and a negative impact of $0.02 per diluted share on pro forma net income.

Operating Highlights

Operating highlights are discussed on a GAAP and a pro forma basis.

o                 Benefits group revenues (representing 55% of third-quarter revenues) were $188.6 million for the third quarter of fiscal 2006, up from $109.5 million in the prior-year third quarter.  Revenues increased 13% over pro forma revenues of $167.5 million in the prior-year third quarter. Our European Benefits group achieved an impressive 21% revenue growth, primarily due to the impact of regulatory changes in the U.K. Our U.S. Benefits group also had a strong quarter with 8% revenue growth, largely due to plan design and administration for new and existing clients.

o                 Technology and administration solutions group revenues (representing 10% of third-quarter revenues) were $35.4 million for the third quarter of fiscal 2006, compared to prior-year third-quarter revenues of $17.0 million.  Revenues increased 12% from prior-year pro forma revenues of $31.8 million primarily due to a number of projects that went into service during the quarter and for which the Company was able to begin recognizing revenues.  The pipeline continues to be strong with 44 projects in the implementation phase and 39 projects in service delivery.

o                 Human capital group revenues (representing 8% of total revenues for the quarter) were $27.6 million in the third quarter of fiscal 2006, an increase from prior-year third quarter revenues of $14.6 million.  Pro forma revenues for the third quarter of fiscal 2005 were $22.7 million. Third quarter fiscal 2006 revenues reflect the reclassification of $3.0 million in revenues related to Watson Wyatt Data Services from the “Other segment” into the human capital group. Excluding the reclassification, revenue growth over the pro forma revenues for the prior-year third quarter was 8%. Revenue growth continued to be driven primarily by demand for data services and executive compensation consulting.

o                 Insurance & financial services group revenues (representing 8% of total revenues for the quarter) were $27.8 million for the third quarter of fiscal 2006. Third quarter fiscal 2006 revenues increased 18% over pro forma revenues of $23.7 million for the prior-year third quarter. Our growth compared to prior-year third quarter is particularly strong due to significant project work and an expansion of our operations in Amsterdam.

o                 Investment consulting group revenues (representing 6% of total revenues for the quarter) were $20.7 million for the third quarter of fiscal 2006 as compared to $5.0 million in the prior-year third quarter. Revenues increased 15% over pro forma revenues of $18.0 million in the third quarter of fiscal 2005, due to an increase in demand for investment strategy and fund manager selection services.

o                 International revenues, comprising Asia Pacific and Latin America (representing 7% of total revenues for the quarter), were $23.8 million for the third quarter of fiscal 2006, an increase of 7% over prior-year third quarter fiscal 2005 revenues of $22.2 million. Results were strong in Australia, Taiwan, Mexico and Brazil, and were partially offset by the Company’s divestiture of its New Zealand operations in the first quarter of fiscal 2006.

Outlook for Fourth Quarter and Fiscal Year 2006

For the fourth quarter of fiscal 2006, the Company expects revenue to be in the range of $320 million to $330 million. In addition, the Company expects fourth quarter earnings per diluted share to be in the range of $0.41 to $0.43.

For fiscal year 2006, the Company is increasing previous revenue and earnings guidance, with revenues expected to be in the range of $1.24 billion to $1.26 billion and earnings per diluted share expected to be in the range of $1.86 to $1.90.

Conference Call

The Company will host a live webcast and conference call to discuss the financial results for the third quarter of fiscal 2006. It will be held on Tuesday, May 9, 2006, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet by going to www.watsonwyatt.com or www.earnings.com. The replay of the webcast will be available two hours after the live call for a period of one year. The replay is also available for one week after the call by dialing 719-457-0820, confirmation number 4981194. The conference call will include a presentation of slides that are available on the websites.

Forward-Looking Statements

Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends and other such items are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements. Such factors include but are not limited to the Company’s ability to integrate the business of Watson Wyatt LLP into its own business, processes and systems, and achieve the anticipated results; its continued ability to recruit and retain qualified associates; the success of its marketing, client development and sales programs after the acquisition; its ability to maintain client relationships and to attract new clients after the acquisition; declines in demand for the Company’s services; outcomes of litigation; the ability of the Company to obtain professional liability insurance; a significant decrease in the demand for the consulting, actuarial and other services the Company offers as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and internet/intranet development firms; the Company’s ability to achieve cost reductions after the acquisition; foreign currency exchange and interest rate fluctuations; exposure to Watson Wyatt LLP liabilities that have not been expressly assumed; general economic and business conditions that adversely affect the Company or its clients after the acquisition; the level of capital resources required for future acquisitions and business opportunities; regulatory developments abroad and domestically that impact our business practices; legislative and technological developments that may affect the demand for or costs of the Company’s services; and other factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K dated August 24, 2005, and the proxy statement/prospectus filed on June 23, 2005, both of which are on file with the Securities and Exchange Commission. These statements are based on assumptions that may not come true. All forward-looking disclosure is speculative by its nature. The

Company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

About Watson Wyatt Worldwide

Watson Wyatt Worldwide is a leading global human capital and financial management consulting firm. The firm specializes in employee benefits, human capital strategies, technology solutions, and insurance and financial services with over 6,000 associates in 30 countries.

WATSON WYATT WORLDWIDE, INC.
Consolidated Statements of Operations
(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Revenue	$343,072	$187,560	$924,722	$538,800

Costs of providing services:
Salaries and employee benefits	191,582	101,730	514,339	294,000
Professional and subcontracted services	17,884	13,795	56,490	37,318
Occupancy, communications and other	41,689	27,110	118,229	79,111
General and administrative expenses	39,300	18,764	107,895	55,133
Depreciation and amortization	11,510	5,161	32,319	14,654
	301,965	166,560	829,272	480,216

Income from operations	41,107	21,000	95,450	58,584

Income (loss) from affiliates	310	889	1,732	5,819
Interest income	1,047	761	2,344	1,914
Interest expense	(1,344)	(144)	(3,703)	(435)
Other non-operating income (loss)	44	(1,181)	(2,106)	(1,209)

Income from continuing operations before income taxes	41,164	21,325	93,717	64,673
Provision for income taxes	11,828	6,985	33,314	25,527

Income from continuing operations	29,336	14,340	60,403	39,146

Discontinued operations:

Adjustment to reduce estimated loss on disposal of discontinued operations, less applicable income tax expense for the three months and nine months ended March 31, 2006 and 2005	1,035	739	1,035	739

Sublease income from discontinued operations, less applicable income tax expense for the three months and nine months ended March 31, 2006 and 2005	10	9	27	17

Net income	$30,381	$15,088	$61,465	$39,902

Basic earnings per share:
Income from continuing operations	$0.69	$0.44	$1.47	$1.20
Income from discontinued operations	0.02	0.02	0.03	0.02
Net income	$0.71	$0.46	$1.50	$1.22

Diluted earnings per share:
Income from continuing operations	$0.69	$0.44	$1.46	$1.19
Income from discontinued operations	0.02	0.02	0.03	0.02
Net income	$0.71	$0.46	$1.49	$1.21

Weighted average shares of common stock, basic (000)	42,234	32,647	41,074	32,507
Weighted average shares of common stock, diluted (000)	42,466	32,936	41,341	32,814

WATSON WYATT WORLDWIDE, INC.
Pro-Forma Consolidated Statements of Operations
(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Revenue	$343,072	$306,661	$961,641	$891,233

Costs of providing services:
Salaries and employee benefits	191,582	176,762	535,675	505,098
Professional and subcontracted services	17,884	17,804	57,681	50,340
Occupancy, communications and other	41,689	39,618	121,419	114,442
General and administrative expenses	39,300	35,934	114,493	109,808
Depreciation and amortization	11,510	10,081	33,743	28,646
	301,965	280,199	863,011	808,334

Income from operations	41,107	26,462	98,630	82,899

Income from affiliates	310	(1,306)	1,244	(261)
Interest expense, net	(297)	(865)	(1,772)	(2,519)
Other non-operating income	44	(1,198)	1,496	(1,226)

Income from continuing operations before income taxes	41,164	23,093	99,598	78,893
Provision for income taxes	11,828	8,263	34,309	27,989

Income from continuing operations	29,336	14,830	65,289	50,904

Basic earnings per share:	$0.69	$0.36	$1.59	$1.22
Diluted earnings per share:	$0.69	$0.35	$1.58	$1.21

Weighted average shares of common stock, basic (000)	42,234	41,737	41,074	41,597
Weighted average shares of common stock, diluted (000)	42,466	42,026	41,341	41,904

WATSON WYATT WORLDWIDE, INC.
Supplemental Segment Data
(Thousands of U.S. Dollars)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Revenue (net of reimbursable expenses)
Benefits Group	$188,573	$109,482	$504,966	$305,503
Technology and Administration Solutions Group	35,449	17,030	96,296	53,785
Human Capital Group	27,568	14,633	80,414	41,998
Insurance & Financial Services Group	27,847	—	65,449	—
Investment Consulting Group	20,735	5,005	52,626	13,705
International - Comprising Asia Pacific and Latin America	23,828	22,190	68,251	65,487
Other	8,058	9,082	26,324	31,811
Total segment revenue	332,058	177,422	894,326	512,289
Reimbursable expenses and other	11,014	10,138	30,396	26,511
Consolidated revenue	$343,072	$187,560	$924,722	$538,800

Net operating income
Benefits Group	$55,051	$24,693	$130,157	$63,280
Technology and Administration Solutions Group	8,708	874	24,339	8,975
Human Capital Group	3,469	3,622	12,217	10,589
Insurance & Financial Services Group	8,075	—	13,599	—
Investment Consulting Group	4,581	136	8,319	626
International - Comprising Asia Pacific and Latin America	2,122	263	2,797	2,074
Other	(1,056)	(488)	(2,272)	3,025
Total segment net operating income	80,950	29,100	189,156	88,569
Discretionary compensation	(33,073)	(11,400)	(80,305)	(31,813)
Other income (expense), net	(6,713)	3,625	(15,134)	7,917
Income before income taxes	$41,164	$21,325	$93,717	$64,673

	March 31,
	2006	2005
	(Unaudited)
Associates (fiscal year end full-time equivalents)
Benefits Group	2,330	1,530
Technology and Administration Solutions Group	720	300
Human Capital Group	410	165
Insurance & Financial Services Group	330	—
Investment Consulting Group	270	70
International - Comprising Asia Pacific and Latin America	830	900
Other	550	510
Total segment associates	5,440	3,475
Corporate	560	225
Total	6,000	3,700

WATSON WYATT WORLDWIDE, INC.
Pro-forma Segment Data
(Thousands of U.S. Dollars)

	Three months ended March 31, 2005
	(Unaudited)
	Watson Wyatt Holdings	Watson Wyatt LLP		Pro forma Revenues
Revenue (net of reimbursable expenses)
Benefits Group	$109,482	$58,038		$167,520
Technology and Administration Solutions Group	17,030	14,761		31,791
Human Capital Group	14,633	8,115		22,748
Insurance & Financial Services Group	—	23,688		23,688
Investment Consulting Group	5,005	12,968		17,973
International - Comprising Asia Pacific and Latin America	22,190	—		22,190
Other	9,082	153		9,235
Total segment revenue	177,422	117,723		295,145
Reimbursable expenses and other	10,138	1,378	(A)	11,516
Consolidated revenue	$187,560	$119,101		$306,661

	Three Months Ended March 31,
	2006	2005
	(Unaudited)		% change
Revenue (net of reimbursable expenses)
Benefits Group	$188,573	$167,520	12.6%
Technology and Administration Solutions Group	35,449	31,791	11.5%
Human Capital Group	27,568	22,748	21.2%
Insurance & Financial Services Group	27,847	23,688	17.6%
Investment Consulting Group	20,735	17,973	15.4%
International - Comprising Asia Pacific and Latin America	23,828	22,190	7.4%
Other	8,058	9,235	-12.7%
Total segment revenue	332,058	295,145	12.5%
Reimbursable expenses and other	11,014	11,516	-4.4%
Consolidated revenue	$343,072	$306,661	11.9%

(A)         Watson Wyatt LLP reimbursable expenses and other includes inter-company eliminations

WATSON WYATT WORLDWIDE, INC.
Consolidated Balance Sheets
(Thousands of U.S. Dollars, Except Per Share Data)

	March 31,	June 30,
	2006	2005
	(Unaudited)
Assets
Cash and cash equivalents	$92,674	$168,076
Receivables from clients:
Billed, net of allowances of $4,211 and $2,114	173,831	95,977
Unbilled, net of allowances of $7,241 and $264	126,711	62,840
	300,542	158,817

Deferred income taxes	19,054	24,718
Other current assets	34,249	12,599
Total current assets	446,519	364,210

Investment in affiliates	10,045	30,857
Fixed assets, net	135,832	94,033
Deferred income taxes	114,885	92,915
Goodwill	306,146	21,888
Intangible assets	177,926	776
Other assets	6,752	14,000

Total Assets	$1,198,105	$618,679

Liabilities

Accounts payable and accrued liabilities	$238,250	$122,621
Deferred income taxes	—	283
Income taxes payable	21,869	4,648
Total current liabilities	260,119	127,552

Note payable	45,000	—
Accrued retirement benefits	263,342	205,029
Deferred rent and accrued lease losses	29,292	18,701
Deferred income taxes	361	370
Other noncurrent liabilities	69,960	32,824

Total Liabilities	668,074	384,476

Commitments and contingencies

Stockholders’ Equity
Preferred Stock - No par value:
1,000,000 shares authorized;
none issued and outstanding	—	—
Class A Common Stock - $.01 par value:
99,000,000 shares authorized;
42,463,451 and 33,372,880 issued and
42,271,095 and 32,627,226 outstanding	425	334
Additional paid-in capital	386,535	147,948
Treasury stock, at cost - 192,356 and 745,654 shares	(5,050)	(18,705)
Retained earnings	220,052	168,075
Accumulated other comprehensive loss	(71,931)	(63,449)
Total Stockholders’ Equity	530,031	234,203

Total Liabilities and Stockholders’ Equity	$1,198,105	$618,679

WATSON WYATT WORLDWIDE, INC.
Consolidated Statements of Cash Flows
(Thousands of U.S. Dollars)

	Nine months ended March 31,
	2006	2005
	(Unaudited)
Cash flows from operating activities:
Net income	$61,465	$39,902
Adjustments to reconcile net income to net cash from (used in) operating activities:
Loss on foreign currency forward contract	3,602	—
Income from discontinued operations, net of income tax expense	(1,035)	(739)
Provision for doubtful receivables from clients	6,089	5,967
Depreciation	26,448	14,426
Amortization of intangible assets	5,872	228
Provision for deferred income taxes	9,876	7,029
Income from affiliates	(1,732)	(5,819)
Distributions from affiliates	1,614	4,624
Other, net	326	755
Changes in operating assets and liabilities (net of discontinued operations)
Receivables from clients	(33,731)	(22,124)
Other current assets	(4,929)	(9,996)
Other assets	(684)	1,091
Accounts payable and accrued liabilities	(31,278)	(12,126)
Income taxes payable	16,620	(20,824)
Accrued retirement benefits	412	(261)
Deferred rent and accrued lease losses	1,870	394
Other noncurrent liabilities	4,205	(481)
Net cash from operating activities	65,010	2,046

Cash flows used in investing activities:
Purchases of marketable securities	—	(469,400)
Sales and maturities of marketable securities	—	489,400
Acquisitions	(132,844)	(517)
Purchases of fixed assets	(24,153)	(20,129)
Capitalized software costs	(20,477)	(8,840)
Proceeds from divestitures	1,496	28
Net cash used in investing activities	(175,978)	(9,458)

Cash flows used in financing activities:
Borrowings	102,000	—
Repayments	(57,000)	—
Foreign currency forward contract	(8,405)	—
Dividends paid	(9,487)	(7,309)
Repurchases of common stock	(3,937)	(4,188)
Tax benefit of exercise of stock options and other	1,444	775
Issuances of common stock - exercise of options	2,921	1,711
Issuances of common stock - employee stock purchase plan	4,777	5,549
Net cash provided by (used in) investing activities	32,313	(3,462)

Effect of exchange rates on cash	3,253	399

Decrease in cash and cash equivalents	(75,402)	(10,475)

Cash and cash equivalents at beginning of period	168,076	136,940

Cash and cash equivalents at end of period	$92,674	$126,465